Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-203907 and Form S-8 No. 333-195634) of Papa Murphy's Holdings, Inc. of our report dated March 15, 2017, relating to the consolidated financial statements and financial statement schedules of Papa Murphy's Holdings, Inc. and subsidiaries appearing in this Annual Report (Form 10-K) for the year ended January 2, 2017.

/s/    Moss Adams LLP

Portland, Oregon
March 15, 2017